CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The Purisima Funds and to the use of our report dated September 25, 2004 on the financial statements and financial highlights of The Purisima Funds. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into this filing of Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 12, 2005